UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

July 24, 2018

Date of Report (Date of earliest event reported)

REGI U.S., INC.

(Exact Name of Registrant as Specified in Its Charter)

Oregon	000-23920	91-1580146
(State or Other Jurisdiction of	Commission	(I.R.S. Employer
Incorporation or Organization)	File Number	Identification No.)

7520 N. Market St. Suite 10, Spokane, WA	99217
(Address of Principal Executive Offices)	(Zip Code)

(509) 474-1040

Registrant’s telephone number, including area code

NA

(Former Name or former Address, if Changed Since Last Report)

Item 8.01 Other Events.

REGI U.S., Inc. (the “Company”), through its press release dated July 24, 2018, announced today that our Board of Directors has adopted a new Audit Committee Charter. The new Charter is available at our Company’s website at https://radmaxtech.com/document/news/2018/2018-07-20-audit_committee_charter-317.pdf.

Item 9.01 Financial Statements and Exhibits.

99.1	Press release issued by the Company, entitled “REGI U.S., Inc. Announces Details of Its Audit Committee and Corporate Disclosure Practices”
99.2	Audit Committee Charter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGI U.S., Inc.

Date: July 25, 2018	By:	/s/ “Michael Urso”
Michael Urso Chief Executive Officer